SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Global Equity Special Event Fund, Ltd.

Castlerigg Global Equity Special Event Intermediate Fund, L.P.

Castlerigg Global Equity Special Event Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SANDELL REMINDS BOB EVANS SHAREHOLDERS TO TAKE STEPS TO ENSURE ABILITY TO VOTE SHARES AT 2014 ANNUAL MEETING

Sandell Believes Based on Broker Notice that July 3 is Record Date for Upcoming Annual Meeting

New York – June 12, 2014 – Sandell Asset Management Corporation (“Sandell”) has issued the following statement to the shareholders of Bob Evans Farms, Inc. (“Bob Evans” or the “Company”):

Sandell reminds Bob Evans shareholders that they may need to take steps with their custodial banks and brokerage firms to ensure that they have the ability to vote their shares at the upcoming 2014 Annual Meeting. Bob Evans shareholders should pay particular attention to any shares presently held in swap arrangements or in margin accounts. In order to ensure that Bob Evans shareholders have the ability to vote their shares, they should consider beginning the process of promptly unwinding any swap accounts to allow sufficient time before the record date. Sandell also reminds Bob Evans shareholders that any shares held in margin accounts that may be loaned by a broker will need to be moved into a cash account in advance of the record date if shareholders want to vote their shares. While the Company has not announced the record date for the 2014 Annual Meeting, we believe based on the broker notice sent by Bob Evans that July 3 is the record date for the Company’s 2014 Annual Meeting.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN AN EXHIBIT TO THE SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON APRIL 24, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Bob Evans Farms, Inc. ("Bob Evans"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Sandell Asset Management Corp. ("SAMC") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. SAMC reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. SAMC disclaims any obligation to update the information contained herein. SAMC and/or one or more of the investment funds it manages may purchase additional Bob Evans shares or sell all or a portion of their shares or trade in securities relating to such shares.